SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

CYTTA CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 333-139699	98-0505761 (I.R.S. Employer Identification Number)

6490 West Desert Inn Road, Suite 101

Las Vegas Nevada 89146

(Address of Principal Executive Offices and Zip Code)

(702) 307-1680

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)(1) CYTTA Corp. (the “Registrant”), by and with its wholly owned subsidiary, CYTTA Merger Sub, Inc. (“Merger Sub”), entered into a material definitive agreement not made in the ordinary course of its business on September 11, 2014. The parties to the agreement are the Registrant, the Merger Sub and EraStar, Inc., a Nevada corporation (“EraStar”). No material relationship exists between the Registrant or the Merger Sub and its affiliates on the one hand, and EraStar or its affiliates on the other hand.

(a)(2) Upon the terms and subject to the conditions of the Material Definitive Agreement, at the closing date, the Merger Sub shall be merged with and into EraStar in accordance with the Nevada Revised Statutes, whereupon the separate existence of the Merger Sub shall cease, and EraStar shall be the surviving corporation. Upon the closing of the Material Definitive Agreement, all the property, rights, privileges and powers of EraStar and the Merger Sub shall vest in EraStar, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of those corporations shall become the debts, liabilities, obligations, restrictions, disabilities and duties of EraStar, all as provided under the Nevada Revised Statutes.

The Material Definitive Agreement provides for consideration in the form of an exchange of stock as follows:

Each share of EraStar Preferred Stock outstanding immediately prior to the closing shall be converted and exchanged into an equal number of shares of the Registrant’s Series E Preferred Stock;

Each share of EraStar Common Stock outstanding immediately prior to the closing date shall be converted and exchanged into ten (10) shares of the Registrant’s Common Stock;

Each EraStar Warrant issued and outstanding immediately prior to the closing date shall be cancelled and exchanged for a Warrant of the Registrant with a value equal to (i) the Per Share Price, multiplied by (ii) the original exercise price of the Warrant.

The aggregate Closing Preferred Stock Consideration issuable and payable to EraStar Shareholders holding Common Stock is Twenty Seven Million, Seven Hundred and Fifty Two Thousand, Eight Hundred (27,752,800) newly issued shares of Registrant’s Common Stock, and (ii) Five Hundred Thousand (500,000) shares of the Parent’s Series E Convertible Preferred Stock.

There are a conditions precedent to closing the Material Definitive Agreement, including but not limited to obtaining the necessary acknowledgments and letters of transmittal from EraStar stockholders; delivery of distribution lists, and related consents. The Parties agreed to a closing on or before October 6, 2014, and also agreed to extend time to complete the closing of the transaction if need be.

Any references in the Material Definitive Agreement to disclosure schedule items and lists have been fully disclosed and reviewed by the parties.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number

Description

EX – 99.1

Material Definitive Agreement

EX—99.2

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTTA Corp. (Registrant)

Date September 11, 2014

By:/s/ Gary Campbell

Gary Campbell

Chief Executive and Financial Officer

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